UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

Medefile International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

240 Cedar Knolls Road, Suite 309
Cedar Knolls, NJ 07929
(Address of principal executive offices) (zip code)

(973) 993-8001
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 10, 2008, Medefile International, Inc. (the “Company”) entered into an employment agreement with Milton Hauser, pursuant to which Milton Hauser agreed to continue to serve as the Company’s President and Chief Executive Officer for a term of three years. The term of his agreement shall automatically extend for successive one year periods unless otherwise terminated by the parties in accordance with the terms of the agreement.  Pursuant to his agreement, Milton Hauser shall be entitled to receive an annual salary of $216,000, which amount may be payable in shares of the Company’s common stock in the sole discretion of the Company.  He shall also be entitled to a discretionary bonus from time to time during the term of the agreement in an amount determined by the sole discretion of the Company’s board of directors.  In addition, Milton Hauser is entitled to receive 10,000 shares of the Company’s newly designated Series A preferred stock (the “Series A Preferred”).  Each share of Series A Preferred is convertible at the option of the holder, into 50 shares of the Company’s common stock.  In addition, the holders of the Series A Preferred shall be entitled that number of votes at any regular or special meeting of the shareholders of the Company .equal to that number of common shares which is not less than 51% of the vote required to approve any action.

On December 10, 2008, the Company entered into an employment agreement with Kevin Hauser pursuant to which Kevin Hauser agreed to continue to serve as the Company’s Vice President of Sales and New Business Development for a term of three years.  The term of his agreement shall automatically extend for successive one year periods unless otherwise terminated by the parties in accordance with the terms of the agreement.  Pursuant to his agreement, Kevin Hauser shall be entitled to receive an annual salary of $216,000.  He shall also be entitled to a discretionary bonus from time to time during the term of the agreement in an amount determined by the sole discretion of the Company’s board of directors.

On December 10, 2008, the Company entered into an employment agreement with Rachel Hauser pursuant to which Rachel Hauser agreed to serve as the Company’s Director of Marketing and Public Relations for a term of three years.  The term of his agreement shall automatically extend for successive one year periods unless otherwise terminated by the parties in accordance with the terms of the agreement.  Pursuant to his agreement, Kevin Hauser shall be entitled to receive an annual salary of $216,000.  She shall also be entitled to a discretionary bonus from time to time during the term of the agreement in an amount determined by the sole discretion of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
3.6	Certificate of Designation of Series A Preferred

10.10	Employment agreement by and between the Registrant and Milton Hauser dated December 10, 2008

10.11	Employment agreement by and between the Registrant and Kevin Hauser dated December 10, 2008

10.12	Employment agreement by and between the Registrant and Rachel Hauser dated December 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medefile International, Inc.

January 14, 2009	By:	/s/Milton Hauser
Milton Hauser
President, Chief Executive Officer

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